Exhibit (d)(3)

KING PHARMACEUTICALS, INC.,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

KING PHARMACEUTICALS HOLDINGS, INC.,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(formerly known as The Bank of New York Trust Company, N.A.),

AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 28, 2011

TO THE

INDENTURE

DATED AS OF MARCH 29, 2006

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture” or “Guarantee”), dated as of February 28, 2011, is entered into by and among King Pharmaceuticals, Inc., a Tennessee corporation (the “Company”), the Subsidiary Guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”), King Pharmaceuticals Holdings, Inc. (the “New Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of March 29, 2006 (the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 5, 2009, among the Company, the Subsidiary Guarantors named therein and the Trustee (the “First Supplemental Indenture”), to provide for the issuance of the Company’s 1 1/4% Convertible Senior Notes due 2026 (the “Securities”);

WHEREAS, Pfizer Inc. (“Pfizer”), Parker Tennessee Corp., a Tennessee corporation (the “Merger Sub”) and wholly-owned subsidiary of Pfizer, and the Company entered into an Agreement and Plan of Merger, dated as of October 11, 2010 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, Merger Sub merged with and into the Company under Tennessee law, with the Company continuing its existence as the surviving corporation (the “Merger”);

WHEREAS, as a result of the Merger, the Company is a subsidiary of Pfizer and, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, no par value (the “Common Stock”) became convertible into the right to receive $14.25 per share of Common Stock, net in cash, without interest and less any required withholding taxes (the “Merger Consideration”);

WHEREAS, Section 4.01 of the Indenture permits the Company to merge with another Person provided that, among other things, each Subsidiary Guarantor shall confirm that its Subsidiary Guarantee shall continue to apply in respect of the Indenture and the Securities;

WHEREAS, Section 12.04 of the Indenture provides, among other things, that in the case of any merger involving the Company as a result of which holders of Common Stock are entitled to receive cash, securities or other property or assets with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that the settlement of the Conversion Value (as defined in the Indenture) will be based on the kind and amount of shares or stock, other securities or other property or assets (including cash or any combination thereof)

which holders of Common Stock receive in such Reorganization Event (as defined in the Indenture) in respect of each share of Common Stock;

WHEREAS, the New Guarantor is a Subsidiary of the Company that is organized in the United States;

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, without the consent of the Holders, enter into a supplemental indenture to (i) provide for conversion rights of Holders (as defined in the Indenture) if any merger of the Company occurs and (ii) add a guarantor for the benefit of the Holders; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture , except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

SUBSIDIARY GUARANTORS; CONVERSION OF SECURITIES

Section 2.01 Subsidiary Guarantors. In accordance with Section 4.01 of the Indenture, each Subsidiary Guarantor hereby confirms that its Subsidiary Guarantee shall continue to apply to the Company’s obligations under the Indenture, as supplemented by this Supplemental Indenture, and the Securities.

Section 2.02 Conversion of Securities into Merger Consideration. In accordance with Section 12.04 of the Indenture, as of the date hereof, if a Holder exercises its rights to convert its Securities in accordance with the provisions of the Indenture, the Company will pay to such Holder cash in an amount equal to the amount such Holder would have received as Merger Consideration had such Holder converted its Securities at the Conversion Rate in effect immediately prior to the Merger, in accordance with the terms and conditions of the Indenture and the Securities.

Section 2.03 Effectiveness. This Supplemental Indenture will become effective and operative and binding upon each of the Company, the Trustee and the Holders of the Securities as of the day and year first above written.

ARTICLE III

AGREEMENT TO BE BOUND; GUARANTEE

Section 3.01 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations of a Subsidiary Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

Section 3.02 Guarantee. The New Guarantor fully, unconditionally and irrevocably Guarantees to each Holder of the Securities and the Trustee the Obligations pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Reference to and Effect on the Indenture. On and after the date of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and every Holder of Securities heretofore and hereafter authenticated shall be bound hereby. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 4.02 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.03 Trust Indenture Act Controls. No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

Section 4.04 Trustee Disclaimer; Trust. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

Section 4.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

Section 4.06 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.07 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.08 Notices. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at the following address, with a copy to the Company as provided in the Indenture for notices to the Company:

King Pharmaceuticals Holdings, Inc.

235 East 42nd Street

New York, New York 10017

Section 4.09 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first written above.

THE COMPANY

KING PHARMACEUTICALS, INC.

By:	/s/ Matthew Lepore
	Name:	Matthew Lepore
	Title:	Vice President

THE TRUSTEE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Kristine Prall
	Name:	Kristine Prall
	Title:	Vice President

THE SUBSIDIARY GUARANTORS

MONARCH PHARMACEUTICALS, INC.

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

PARKEDALE PHARMACEUTICALS, INC.

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

KING PHARMACEUTICALS RESEARCH AND DEVELOPMENT, INC.

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

MERIDIAN MEDICAL TECHNOLOGIES, INC.

By:	/s/ Robert B. Lamm
	Name:	Robert B. Lamm
	Title:	Vice President

ALPHARMA, LLC

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

ALPHARMA ANIMAL HEALTH COMPANY

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

ALPHARMA (BERMUDA), LLC

By:	/s/ Alice B. Austin
	Name:	Alice B. Austin
	Title:	Vice President

ALPHARMA EURO HOLDINGS, LLC

By:	/s/ Alice B. Austin
	Name:	Alice B. Austin
	Title:	Vice President

ALPHARMA HOLDINGS INC.

By:	/s/ Alice B. Austin
	Name:	Alice B. Austin
	Title:	Vice President

ALPHARMA OPERATING, LLC

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

ALPHARMA PHARMACEUTICALS LLC

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

ALPHARMA SPECIALTY PHARMA INC.

By:	/s/ Alice B. Austin
	Name:	Alice B. Austin
	Title:	Vice President

ALPHARMA USHP INC.

By:	/s/ Alice B. Austin
	Name:	Alice B. Austin
	Title:	Vice President

ALPHARMA U.S. INC.

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

BARRE PARENT CORPORATION

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

MIKJAN CORPORATION

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

PUREPAC PHARMACEUTICAL HOLDINGS INC.

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

THE NEW GUARANTOR

KING PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Marc J. Keenan
	Name:	Marc J. Keenan
	Title:	Assistant Treasurer

[Signature Page to Supplemental Indenture]

SCHEDULE I

Subsidiary Guarantors

Monarch Pharmaceuticals, Inc.

Parkedale Pharmaceuticals, Inc.

King Pharmaceuticals Research and Development, Inc.

Meridian Medical Technologies, Inc.

Alpharma LLC

Alpharma Animal Health Company

Alpharma (Bermuda) LLC

Alpharma Euro Holdings LLC

Alpharma Holdings Inc.

Alpharma Operating LLC

Alpharma Pharmaceuticals LLC

Alpharma Specialty Pharma Inc.

Alpharma USHP Inc.

Alpharma U.S. Inc.

Barre Parent Corporation

Mikjan Corporation

Purepac Pharmaceutical Holdings, Inc.